UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2019

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22671 (Commission File Number)	77-0188504 (IRS Employer Identification No.)

2200 Lundy Drive, San Jose, CA (Address of principal executive offices)	95131-1816 (Zip Code)

Registrant’s telephone number, including area code:  (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QUIK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 18, 2019, QuickLogic Corporation (the “Company”) received a notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that its application to transfer its common stock from the Nasdaq Global Market to the Nasdaq Capital Market had been approved (the “Approval”).  The Company’s common stock will be transferred to the Nasdaq Capital Market as of the opening of business on July 22, 2019.  Following the move to the NASDAQ Capital Market, the Company’s common stock will continue to trade under the symbol “QUIK”.  The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Market and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

As previously announced, the Company received a letter dated January 18, 2019 from the staff of Nasdaq (the “staff”) providing notification that, for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1).  In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had been provided an initial period of 180 calendar days, or until July 17, 2019, to regain compliance.  In anticipation of not regaining compliance with Nasdaq Listing Rule 5450(a)(1) by July 17, 2019, we applied to transfer the listing of our common stock to the Nasdaq Capital Market.

As a result of the Approval, the Company has been granted an additional 180-day grace period, or until January 13, 2020, to regain compliance with the minimum bid price requirement.  In order to regain compliance, the minimum closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the additional 180-day grace period.  If we fail to regain compliance during this grace period, our common stock will subject to delisting by Nasdaq. The Company has provided written notice of its intention to cure the minimum bid price deficiency during the second grace period by effecting a reverse stock split if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuickLogic Corporation

/s/ Suping Cheung

Suping (Sue) Cheung

Vice President, Finance and Chief Financial Officer

Date:  July 19, 2019